Exhibit 10.5

AMENDMENT NO. 4

TO THE BLACKROCK, INC.

1999 STOCK AWARD AND INCENTIVE PLAN

This Amendment No. 4 is made to the BlackRock, Inc. 1999 Stock Award and Incentive Plan (the “Incentive Plan”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Incentive Plan. This Amendment shall be subject to the approval of the stockholders of BlackRock, Inc. (the “Company”) at a meeting of stockholders to be held prior to the end of 2006, and shall not be effective if not so approved by the Company’s stockholders.

WHEREAS, the Incentive Plan currently provides that the maximum number of shares of Stock that may be issued under the Incentive Plan shall be 14,000,000 shares of Stock;

WHEREAS, the Company wishes to amend the Incentive Plan to provide that an additional 3,000,000 shares of Stock shall be made available for issuance under the Incentive Plan;

NOW THEREFORE, the Incentive Plan is amended, subject to stockholder approval at a meeting of the Company’s stockholders, as follows:

1.	The first sentence of Section 5 of the Incentive Plan is hereby amended in its entirety to read as follows:

Subject to adjustment as provided herein, 15,500,000 shares of Stock shall be reserved for the grant or settlement of Awards under the Plan.

2.	Except as provided herein, the Incentive Plan shall remain in full force and effect.